Seacoast Banking Corporation of Florida
Exhibit 99.1 to
8-K dated November 25, 2009

Dennis S. Hudson, III
Chairman and Chief Executive Officer
Seacoast Banking Corporation of Florida
(772) 288-6085

William R. Hahl
Executive Vice President/
Chief Financial Officer
Seacoast Banking Corporation of Florida
(772) 221-2825

SEACOAST BANKING CORPORATION OF FLORIDA
ANNOUNCES REGULATORY APPROVAL OF
CAPGEN PRIVATE PLACEMENT

STUART, FL., November 25, 2009 – Seacoast Banking Corporation of Florida (NASDAQ: SBCF) (“Seacoast” or the “Company”), a bank holding company whose principal subsidiary is Seacoast National Bank, today announced that CapGen Capital Group III LP (“CapGen”), a Delaware limited partnership, and CapGen’s general partner, CapGen Capital Group III LLC, received the approval of applicable regulatory authorities to proceed with the purchase of 6,000,000 newly issued shares of Seacoast common stock.

As previously reported, Seacoast and CapGen executed a definitive Stock Purchase Agreement on October 27, 2009 under which CapGen will purchase from the Company in a private placement 6,000,000 newly issued shares of Seacoast common stock, par value $0.10 per share (the “Common Stock”), for an aggregate purchase price equal to $13.5 million. Closing of the private placement is expected to occur prior to year-end.

Seacoast, with approximately $2.1 billion in assets, is one of the largest independent commercial banking organizations in Florida. Seacoast has 39 offices in South and Central Florida and is headquartered on Florida’s Treasure Coast, which is one of the wealthiest areas in the nation.

Cautionary Notice Regarding Forward-Looking Statements

Certain of the statements made herein regarding the purchase of shares of Company common stock by CapGen are “forward-looking statements,” within the meaning and protections of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance, capital, ownership or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target” and other similar words and expressions of the future.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K/A for the year ended December 31, 2008 and in our quarterly report on Form 10-Q for the period ending September 30, 2009 under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors,” and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

We have no obligation and do not undertake to update, revise or correct any of the forward-looking statements after the date hereof, or after the respective dates on which any such statements otherwise are made.